Exhibit 1.1

1,600,000 Shares of Common Stock

Homeowners Choice, Inc.

UNDERWRITING AGREEMENT

April 19, 2012

Houlihan Lokey Capital, Inc.

245 Park Avenue, 20th Floor

New York, New York 10167

As Representative of the

Underwriters

Ladies and Gentlemen:

Homeowners Choice, Inc., a Florida corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 1,600,000 shares of the Company’s Common Stock, no par value (the “Firm Shares”). The Company also proposes to sell, at the Underwriters’ option (“Over-allotment Option”), an aggregate of up to 240,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a) A registration statement on Form S-3 (File No. 333-180322) with respect to the Company’s Common Stock has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement originally filed with the Commission on March 23, 2012, as amended by any amendments thereto and together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”). As used herein, “Basic Prospectus” means the base prospectus included as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement; “Prospectus Supplement” means the prospectus supplement, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Underwriters for use by the Underwriters and by dealers in connection with the offering of the Securities; “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement; and the preliminary prospectus included in the Registration Statement as of the Applicable Time (as defined below), as supplemented by the preliminary prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Act with respect to the Securities is herein referred to as the “Preliminary Prospectus.” Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Global Select Market, and the Company knows of no reason or set of facts which is likely to adversely affect such authorization.

Any reference to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment and incorporated by reference in the Registration Statement.

(b) As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, (i) the Preliminary Prospectus, (ii) the Issuer Free Writing Prospectus (as defined in Rule 433 of the Act), if any, identified in Schedule II hereto and (iii) any other free writing prospectus defined in Rule 405 of the Act that are required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act and that the parties hereto expressly agree to treat as part of the General Disclosure Package, all considered together and taken as a whole (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to any information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein. As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

(c) The Company meets the requirements for the use of Form S-3, set forth in the General Instructions thereto; the offering and sale of the Securities as contemplated hereby meets the requirements for use of Form S-3, set forth in the General Instructions thereto (including without limitation, the conditions applicable to a “smaller reporting company,” as provided in General Instruction I.B.6 of Form S-3 titled “Limited Primary Offerings by Certain Other Registrants”); the Company is a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and has received no objection from the Commission to its designation as such; and the Company has received no objection from the Commission as to its eligibility to use Form S-3. Neither the Company nor any Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the most recent eligibility determination date for purposes of Rules 164 and 433 under the Act and as of the date hereof with respect to the offering of the Securities contemplated by the Registration Statement.

(d) The Company has been duly organized and is validly existing as a corporation with active status under the laws of the State of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Company has no subsidiaries, direct or indirect, other those listed on Exhibit 22.1 to the Company’s Annual Report on Form 10-K, filed on March 30, 2012 (each, a “Subsidiary,” and, collectively, “Subsidiaries”). The Company and all of its Subsidiaries are duly qualified to transact business and in good standing (or its equivalent) in all jurisdictions in which the conduct of their respective businesses requires such qualification except for any jurisdiction where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect (as defined below).

(f) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock included in the Firm Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of such shares or the issue and sale thereof.

(g) Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(h) The information set forth under the caption “Description of Capital Stock” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of the certificates for the shares of Common Stock complies with the Florida Business Corporation Act.

(i) Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any state regulatory authority. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission. The Registration Statement complies as to form to, and the Prospectus and any amendments or supplements thereto will comply as to form to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto, at the time it became effective and at all subsequent times during the period beginning on the date hereof and ending on the later of the Option Closing Date or such date as the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or a dealer, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended and supplemented, as of its date and at all subsequent times until the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or a dealer, did not contain, and will not contain, any untrue statement of a material fact; and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(j) The Company has not, directly or indirectly, distributed and will not distribute prior to the later of (i) the expiration or termination of the Over-allotment Option granted to the Underwriters and (ii) the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any free writing prospectuses listed on Schedule II and other materials, if any, permitted under the Act.

(k) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply as to form with the applicable accounting requirements of the Act and the Rules and Regulations and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package or the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(l) Hacker, Johnson & Smith PA, who have certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(m) Except as disclosed in the Registration Statement or Prospectus, the Company is not aware of any (i) material weakness or significant deficiency in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the

Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the knowledge of the Company, pending or threatened against the Company’s or any Subsidiary’s officers, directors or special advisors, before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, surplus, reserves, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary (in each case considered either on a statutory accounting or GAAP basis, as applicable), or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(p) All leases of the Company and its Subsidiaries described in the Registration Statement, the General Disclosure Package and the Prospectus are valid and subsisting and in full force and effect.

(q) The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the General Disclosure Package or the Prospectus or such as would not have a Material Adverse Effect, and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (i) there has not been any material addition, or development involving a prospective material addition, to the liability of any Subsidiary for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) there has not been any material decrease in the surplus of any Subsidiary, (iii) there has not been any event or development in respect of the business or condition of the Company or any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, (iv) there has not been any material transaction entered into, or that is probable of being entered into, by the Company or any Subsidiary, that would be required to be disclosed in the Registration Statement, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package or the Prospectus, as each may be amended or supplemented, and (v) no member of the Company’s management or board of directors has resigned from any position with the Company. Neither the Company nor any Subsidiary has any material contingent obligations which are not disclosed in the financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, neither the Company nor any Subsidiary has: (i) issued any securities (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of the General Disclosure Package) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(r) None of the Company or its Subsidiaries are, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its Organizational Documents (as defined below), (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their respective properties or assets, except, with respect to (ii) and (iii) above, for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the Organizational Documents of the Company or any Subsidiary, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties are bound, or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their respective properties or assets, except, with respect to (ii) and (iii) above, for such conflicts, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, with respect to any entity, such entity’s charter, certificate or articles of incorporation or formation, bylaws, memorandum and articles of association, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or other constituent or organizational documents of such entity.

(s) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(t) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except for such additional steps as may be required by the Commission, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) The Company and each Subsidiary holds all licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business, except for those the lack of which would not reasonably be expected to have a Material Adverse Effect.

(v) Each Subsidiary that is engaged in the business of insurance (each an “Insurance Subsidiary” and, collectively, the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each Insurance Subsidiary has made all required filings with applicable insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, and has filed all notices, registrations, declarations, reports, documents or other information required to be made thereunder, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to conduct their respective existing businesses as described in the Disclosure Package and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such authorization, approval, order, consent, license, certificate, permit, registration or qualification, the revocation, termination or suspension of which reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, no insurance regulatory authority, Federal, state, local or other governmental authority, self-regulatory organization or court or other tribunal having jurisdiction over the Company or any Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends, or (B) the continuation of the business of the Company or any Subsidiaries in all material respects as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(w) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(x) Neither the Company, nor any of its Subsidiaries nor, to the Company’s knowledge, any of its or their respective directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities in connection with the offering contemplated hereby.

(y) The Company is not and, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(z) The Company keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, maintains a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb) Neither the Company, nor any Subsidiary, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other person acting on behalf of the Company or any of its Subsidiaries, including, without limitation, any director, officer, agent, or employee of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

(dd) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) established or maintained by the Company; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Except as disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders(prior to the sale of Securities contemplated by this Agreement).

(ff) There are no relationships or related-party transactions involving the Company, any of its Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(gg) Neither the Company, nor any of its Subsidiaries, nor, to the Company’s knowledge, any other person acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(hh) All information contained in the director’s and officer’s questionnaires completed by each of the Company’s directors, officers and special advisors and provided to the Representative is, to the Company’s knowledge, true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires to become inaccurate or incorrect in any respect.

(ii) There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, any of its Subsidiaries or any of the Company’s directors or officers with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, that may reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date.

(jj) Upon delivery and payment for the Firm Shares on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(kk) The Common Stock of the Company is registered and listed on the NASDAQ Global Select Market under the ticker symbol “HCII.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of (i) the NASDAQ Global Select Market with respect to its Common Stock, (ii) the NASDAQ Capital Market with respect to its Preferred Stock or (iii) the NASDAQ Global Market with respect to its publicly-traded Warrants. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(ll) The Company has not provided investors with any material information in connection with the offering of the Securities, other than information that is contained in the Preliminary Prospectus, Registration Statement, the Prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any “road show” (as defined in Rule 433 under the Act) for the offering.

(mm) The Company has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) (each, a “Lock-Up Agreement”).

2.	Purchase, Sale and Delivery of the Firm Shares.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $11.045 per share (the “Initial Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereof, subject to any adjustments as may be made in accordance with Section 12 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the offering is priced after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.) Payment of $17,672,000, representing the aggregate purchase price for the Firm Shares based on the Initial Purchase Price, shall be paid to the Company, upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or through the facilities of DTC) for the account of the Underwriters. The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the Over-allotment Option to purchase the Option Shares at the same price per share as is set forth in the first paragraph of this Section 2 with respect to the Firm Shares. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company which notice shall set forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the Over-allotment Option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(c) The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent and provided further that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent and provided further that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.

(d) The Company will deliver to the Representative, from time to time, as many copies of the Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, upon request, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(e) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(f) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company promptly will prepare, file with the Commission (if required) and furnish to the

Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available unless such earnings statement is filed via EDGAR.

(h) Prior to the Closing Date, if requested, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus .

(j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.

(k) The Company will not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company until completion of the distribution of the Securities in the offering contemplated hereby.

(l) For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will maintain the registration of the Securities under the provisions of the Exchange Act (except in connection with a going private transaction). For a period of four years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated (or the Company ceases public reporting as a result of a going private transaction), the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

(m) The Company will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it.

(n) For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated (or the Company ceases public reporting as a result of a going private transaction), the Company, upon request from the Representative, will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative a copy of such financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities.

(o) The Company will make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, will maintain a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) The Company shall advise FINRA if it becomes aware that any 5% or greater securityholder of the Company has become an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

(q) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or bylaws.

(r) The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent and provided further that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.

(s) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or its subsidiaries, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Securities without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(t) The Company shall use its best efforts to cause the Securities to be listed on the NASDAQ Global Select Market and to maintain the listing of the Common Stock thereon.

(u) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof and which is described in the Registration Statement and Prospectus, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Securities, (D) the grant of options or the issuance of shares of Common Stock under the Company’s stock option plans, and (E) the filing of any registration statement on Form S-8 in respect of any employee benefit plan described in the Registration Statement or the Prospectus. Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the Restricted Period, the Company releases earnings results or announces material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the Restricted Period, then in either case the restrictions set forth herein shall continue to apply until eighteen (18) days after the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

5.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, and this Agreement; the filing fees payable to the Commission; the filing fees, costs and expenses (including reasonable fees and disbursements of Underwriters’ counsel) incident to securing any required review by FINRA of the terms of the sale of the Securities; the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Select Market; and any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and fees for counsel relating to such memorandum, survey, registration and qualification). The Company shall not, however, be required to pay for any of the Underwriters’ expenses except as otherwise specifically provided herein and except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied by reason of any failure or refusal on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure or refusal is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder. The Company shall not be required to pay for any of the Underwriters’ expenses if this Agreement is terminated pursuant to Section 12 hereof.

6.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, the opinions of (i) Foley & Lardner LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in substantially the form attached hereto as Exhibit B-1, and (ii) the General Counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and addressing the matters set forth on Exhibit B-2 attached hereto.

In rendering such opinion, Foley & Lardner LLP may rely as to matters governed by the laws of states other than Florida, New York or Federal laws on local counsel in such jurisdictions.

(c) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Greenberg Traurig, LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(d) The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Hacker, Johnson & Smith PA confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements audited by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date); and

(iii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business;

and certifying as to such additional matters as the Representative may reasonably request.

(f) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h) No order preventing or suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to Section 4(c) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, shall have been threatened.

(i) The Representative shall have received each of the signed Lock-Up Agreements, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date and, if applicable, the Option Closing Date.

(j) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at on or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Greenberg Traurig, LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11), and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent, if its consent has been unreasonably withheld, conditioned or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 70 or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the

Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information (as defined in Section 11). The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter in accordance with Section 2 less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

8.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Houlihan Lokey Capital, Inc., 245 Park Avenue, 20th Floor, New York, New York 10167, Attn: Daniel S. Hoverman, Senior Vice President; if to the Company, to Homeowners Choice, Inc., 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, Attn: Andrew Graham, Esq., General Counsel.

9.	Termination.

This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i)

since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect shall have occurred, (ii) trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited, or trading in any securities of the Company shall have been suspended or materially limited by the Commission or by the Nasdaq Global Select Market, or minimum or maximum prices shall have been established on any such exchange by the Commission or by FINRA, (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus; or (b) as provided in Sections 6 and 12 of this Agreement.

10.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assignee merely because of such purchase.

11.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus consists of the information set forth in the third and eighth paragraphs under the caption “Underwriting” in the Prospectus and each Underwriter’s name as contained on the cover page of the Prospectus (the “Underwriters’ Information”).

12.	Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Securities to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Securities with respect to which such default shall occur exceeds 10% of the Securities to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company (provided that if such default occurs with respect to Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares purchased prior to such termination) except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as either the Representative or the Company, may determine in order that the required changes, if any, in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13.	Absence of Fiduciary Duty.

The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the offering of the Securities contemplated herein and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters or the Representative have advised or are advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters, the Representative, Houlihan Lokey Capital, Inc. and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.	Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law. Each party hereby (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in this section shall affect or limit any right to serve process in any other manner permitted by law.

If the foregoing Underwriting Agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon this Underwriting Agreement, along with all counterparts hereof, will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HOMEOWNERS CHOICE, INC.

By	/s/ Paresh Patel
	Name:	Paresh Patel
	Title:	CEO

The foregoing Underwriting Agreement

is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

HOULIHAN LOKEY CAPITAL, INC.

As Representative of the

Underwriters listed on Schedule I attached hereto

By	/s/ Daniel S. Hoverman
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased

Houlihan Lokey Capital, Inc.	720,000
Sidoti & Co.	720,000
Knight Capital	160,000

Total	1,600,000

SCHEDULE II

List of Issuer Free Writing Prospectus

None.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

April     , 2012

Houlihan Lokey Capital, Inc.

As Representative of the Several Underwriters

245 Park Avenue, 20th Floor

New York, New York 10167

Ladies and Gentlemen:

The undersigned understands that Houlihan Lokey Capital, Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Homeowner’s Choice, Inc., a Florida corporation (the “Company”), on behalf of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), providing for the public offering by the Underwriters of common stock, no par value (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters in the Public Offering to enter into the Underwriting Agreement and continue their efforts in connection with the Public Offering, and in recognition of the benefit that such Public Offering will confer upon the undersigned as a stockholder and/or an option holder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), without the prior written consent of the Representative, the undersigned will not, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

Notwithstanding the foregoing, the restrictions contained in this letter agreement shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

(c) in the case of a non-natural person, distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned;

(d) in the case of a natural person, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of such person or any member of the immediate family of the undersigned;

(e) in the case of a non-natural person, transfers of shares of Common Stock to any wholly-owned subsidiary of the undersigned (including any corporation, partnership, limited liability company or other entity that is directly or indirectly owned by the undersigned) or to the parent corporation of the undersigned or any wholly-owned subsidiary of such parent corporation;

provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (d) and (e), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This letter agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Public Offering or (c) June 30, 2012 if, and only if, the Public Offering has not been completed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof.

Very truly yours,

Signature

Printed Name and Title

EXHIBIT B-1

FORM OF OPINION OF FOLEY & LARDNER

Houlihan Lokey Capital, Inc.

As Representative of the Underwriters

245 Park Avenue, 20th Floor

New York, New York 10167

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 6(b) of the Underwriting Agreement, dated April 19, 2012 (the “Underwriting Agreement”), by and between Homeowners Choice, Inc., a Florida corporation (the “Company”), and Houlihan Lokey Capital, Inc., as representative of the underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement, relating to the sale of 1,600,000 shares of the Company’s common stock, no par value (the “Common Stock”), and, at the Underwriters’ option, up to 240,000 additional shares of the Company’s Common Stock. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Underwriting Agreement.

We have acted as counsel to the Company in connection with the Underwriting Agreement and the transactions contemplated thereby. We have examined (a) the Underwriting Agreement, (b) the Basic Prospectus, the Preliminary Prospectus, and the Prospectus Supplement, (c) the Articles of Incorporation and Bylaws of the Company (each as amended), (d) the proceedings of and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Securities, and (e) such other records, certificates and documents as we have considered necessary or appropriate to render the opinions set forth below. We have, among other things, relied upon the representations and warranties contained in, and made pursuant to, the Underwriting Agreement. As to certain factual matters, we have relied upon certificates of public officials and upon certificates of officers of the Company and have not sought to independently verify such matters.

In expressing the opinions set forth below, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals from which any such copies were made, the genuineness of all signatures, the legal capacity of all persons executing such documents and the due execution and delivery (other than by the Company) where due execution and delivery are prerequisites to the effectiveness thereof.

With regard to our opinion in paragraph 7 as to the effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement and the absence of any stop orders or stop order proceedings with respect thereto, we have relied solely upon information provided by the staff of the Commission during our telephone call to the Commission, made as of the date of this opinion, that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been instituted or threatened by the Commission. We have made no further investigation.

With regard to our opinion in paragraph 13 as it relates to insurance regulatory laws of the State of Florida, we have assumed that no person or entity acquired 5% or more of the ownership or control of the Company in the offering contemplated by the Registration Statement, the Prospectus, the Preliminary Prospectus, and the Prospectus Supplement.

The opinions set forth in this letter are limited solely to the laws of the States of Florida and New York and the federal laws of the United States of America, and we do not express any opinion regarding the laws of any other jurisdiction.

As used in this letter, the words “know,” “to our knowledge,” and words of similar import, when referring to this firm, mean the actual knowledge of any lawyer in this firm who has given substantive attention to matters related to the Company on a regular basis over the past six months.

Based on the foregoing, and subject to the assumptions, limitations, and qualifications stated in this letter, we are of the opinion that:

1. The Company is a corporation incorporated and having an active status under the laws of the State of Florida, with the requisite power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus.

2. Each Subsidiary of the Company that is a domestic corporation is incorporated and has an active status under the laws of the State of Florida, with the requisite power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus.

3. Each Subsidiary of the Company that is a domestic limited liability company is duly formed and has an active status under the laws of the State of Florida, with the requisite power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus.

4. The Company has an authorized capitalization as set forth in the Registration Statement and Prospectus under the caption “Description of Capital Stock.” All of the Securities conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption “Description of Capital Stock.” No preemptive rights of holders of any security exist under the Articles of Incorporation or Bylaws of the Company (as amended) or, to our knowledge, any other agreement to which the Company is a party with respect to any of the Securities or the issue or sale thereof.

5. The shares of Common Stock included in the offering contemplated by the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

6. Except as described in or contemplated by the Registration Statement or Prospectus, to our knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants, or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such capital stock. Except as described in the Registration Statement or Prospectus, to our knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

7. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Securities Act. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made within the time period required by Rule 424(b).

8. The Registration Statement and Prospectus (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no opinion), as of the effective date of the Registration Statement and as of the date hereof, appear on their face to comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

9. The statements under the caption “Description of Capital Stock” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters of law.

10. To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries or their properties or assets of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein.

11. The execution and delivery of the Underwriting Agreement, the issuance and sale of the Securities by the Company to you and the other Underwriters, the performance by the Company of the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby (other than performance of the Company’s indemnification and contribution obligations thereunder) will not (A) violate any provisions of the Organizational Documents of the Company or any Subsidiary, (B) conflict with or result in a breach of, or default under, any of the terms or provisions of any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound and which is filed as an exhibit to the Registration Statement, or (C) result in a violation of any judgment, order, writ, or decree of any court, government, or governmental agency or body having jurisdiction over the Company or any Subsidiary, or over any of their respective properties or operations which in each case is known to us to be applicable to the Company.

12. The execution, delivery, and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

13. No consent, approval, authorization, or order of or qualification with any court, government, or governmental agency or body having jurisdiction over the Company or over any of its properties or operations, is necessary in connection with the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except (A) such as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Underwriters, (C) such as may be required by the Financial Industry Regulatory Authority (“FINRA”), and (D) such as may be required under the laws of any foreign jurisdiction.

14. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

15. The Company will not, upon delivery and payment for the Securities on the Closing Date, be subject to Rule 419 under the Securities Act, and none of the Company’s outstanding Securities will be deemed on the Closing Date to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

We have not verified, and we are not passing upon and do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus except to the extent specifically set forth in paragraph 4 and paragraph 9 of this opinion. However, in connection with the preparation of the Registration Statement and Prospectus, we have participated in conferences with directors, officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statement and Prospectus Supplement and related matters were discussed. Subject to the foregoing, and solely on the basis of the information we gained in the course of performing the services referred to in the preceding sentence, (A) no facts came to our attention that caused us to believe (i) that the Registration Statement (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no comment or opinion), at the time the Registration Statement became effective or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) that the Prospectus (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no comment), as of the Applicable Time or as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) we do not know of any contract or document of a character required to be filed as an exhibit to the Registration Statement that is not so filed.

This opinion letter is provided to you for your exclusive use solely in connection with the transaction described above and may not be relied upon by any other person for any other purpose without our prior written consent. This opinion letter may not be used, quoted, referred to, copied, published, relied upon or furnished to any other person without our prior written consent. This opinion letter speaks only as of the date hereof and to its addressee and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours, Foley & Lardner LLP

EXHIBIT B-2

MATTERS TO BE COVERED BY GENERAL COUNSEL’S OPINION

The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus (and any similar section or information contained in the General Disclosure Package), and the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.